UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 28, 2023

BAIN CAPITAL PRIVATE CREDIT
(Exact name of Registrant as Specified in Its Charter)

DELAWARE	814-01474	87-6984749
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 CLARENDON STREET, 37 TH FLOOR, BOSTON, MA	02116
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (617)
516-2000
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (
see
General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒
Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item 1.01	Entry into a Material Definitive Agreement
On November 29, 2023, Bain Capital Private Credit (the “Fund”) entered into a revolving credit facility (the “Revolving Credit Facility”) with the Fund as Equity Holder, BCPC I, LLC as Borrower (the “Borrower”), Goldman Sachs Bank USA, as Syndication Agent and Administrative Agent (“Goldman Sachs”), and Computershare Trust Company, N.A., as Collateral Administrator, Collateral Agent and Collateral Custodian (“Computershare”).
The maximum commitment amount under the Revolving Credit Facility is $150,000,000. Proceeds of the borrowings under the Revolving Credit Facility may be used, among other things, to fund portfolio investments by the Borrower and to make advances under delayed draw term loans and revolving loans where the Borrower is a lender. Borrowings under the Revolving Credit Facility accrue interest at a rate per annum equal to the floating rate applicable to the currency of such borrowings (which, for U.S. dollar-denominated borrowings, is three-month term SOFR), plus an applicable margin of 2.90%. The Borrower is required to utilize a minimum percentage of the commitments under the Revolving Credit Facility, with unused amounts below such minimum utilization amount accruing a fee at a rate equal to the interest rate for U.S. dollar advances as described above. In addition, the Borrower pays a commitment fee of 0.50% per annum on the average daily unused amount of the commitments under the Revolving Credit Facility in excess of such minimum utilization amount, in addition to certain other fees as agreed between the Borrower and Goldman Sachs.
The period during which the Borrower may make borrowings under the Revolving Credit
Facility
expires on November 29, 2026, and the Revolving Credit Facility will mature and all amounts outstanding must be repaid by November 29, 2028.
The Revolving Credit Facility includes customary affirmative and negative covenants, including certain limitations on the incurrence of additional indebtedness and liens, as well as usual and customary events of default for revolving credit facilities of this nature. Upon the occurrence and during the continuation of an event of default, Goldman Sachs may declare the outstanding advances and all other obligations under the Revolving Credit Facility immediately due and payable.
The Borrower’s obligations under the Revolving Credit Facility are secured by a first priority security interest in all of the Borrower’s portfolio investments and cash.
The description above is only a summary of the material provisions of the Revolving Credit Facility and is qualified in its entirety by reference to a copy of the Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form
8-K
and incorporated by reference herein.

Item 2.03.	Creation of Direct Financial Obligation
The information included under Item 1.01 above regarding the Revolving Credit Facility is incorporated by reference into this Item 2.03.

Item 8.01.	Other Items.
As previously disclosed, the Fund has registered with the Securities and Exchange Commission a continuous public offering of up to $2,000,000,000 in common shares of beneficial interest (the “Offering”). The terms of the Offering required the Fund to deposit all subscription proceeds in escrow with U.S. Bank National Association, as escrow agent, until the Fund received subscriptions for at least $100,000,000 of common shares of the Fund in any combination of share classes.
As of November 28, 2023, the Fund had satisfied the minimum offering requirement, and the Fund’s board of trustees has authorized the release of proceeds from escrow. As of such date, the Fund issued and sold 4,027,980 shares and the escrow agent released net proceeds to the Fund as payment for shares.
As of November 29, 2023, the Fund’s investment portfolio at cost was approximately $
192.1
million across 17 portfolio companies operating across 12 different industries. As of November 29, 2023, based on cost, the Fund’s investment portfolio was comprised of 99% in first lien senior secured debt and 1% in equity. 100% of the Fund’s debt investment portfolio was floating rate as of November 29, 2023.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1*	Revolving Credit Agreement dated November 29, 2023 by and among Bain Capital Private Credit as Equity Holder, BCPC I, LLC as Borrower, Goldman Sachs Bank USA, as Syndication Agent and Administrative Agent, and Computershare Trust Company, N.A., as Collateral Administrator, Collateral Agent and Collateral Custodian

104	Cover page interactive data file (formatted as Inline XBRL)

*	Schedules to this Exhibit have been omitted in accordance with Item 601 of Regulation S-K. The registrant agrees to furnish supplementally a copy of all omitted schedules to the SEC upon its request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Bain Capital Private Credit has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAIN CAPITAL PRIVATE CREDIT

Date: November 30 , 2023	By:	/s/ Jessica Yeager
	Name:	Jessica Yeager
	Title:	Secretary

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